UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 19, 2007, Republic Bancorp, Inc.’s (the “Company”) wholly owned subsidiary, Republic Bank & Trust Company, a Kentucky state chartered bank (the “Bank”), entered into a three year Program Agreement (the “Program Agreement”) with Jackson Hewitt Inc. (“JHI”) and a three year Technology Services Agreement (the “Technology Agreement”) with Jackson Hewitt Technology Services LLC (“JHTSL”) related to the Bank’s Refund Anticipation Loan (“RAL”) and Electronic Refund Check/Electronic Refund Deposit (“ERC”) products. JHI and JHTSL are subsidiaries of Jackson Hewitt Tax Service Inc. which provides computerized preparation of federal, state and local individual income tax returns in the United States through a nationwide network of franchised and company-owned tax offices operating under the brand name Jackson Hewitt Tax Service®. The Bank’s RAL and ERC products essentially comprise the products offered through the Company’s Tax Refund Solutions (“TRS”) business segment.

Under the Program Agreement, JHI will process applications for TRS and under the Technology Agreement JHTSL will provide technology services to TRS as necessary to support the RAL and ERC products offered by TRS through selected Jackson Hewitt Tax Service offices.  Significant terms of the agreements include:

1.                       The Program and Technology Agreements will be effective for TRS’ first quarter 2008 RAL and ERC tax season. TRS’ RAL and ERC products are substantially delivered during the first quarter of each year.

2.                       The Program Agreement provides for TRS to be the exclusive provider of RAL and ERC products for a select group of Jackson Hewitt Tax Service offices. The Jackson Hewitt offices offering TRS products are subject to agreement each year between TRS and Jackson Hewitt.

3.                       During 2007, the select Jackson Hewitt offices that will begin making TRS products available during 2008 produced approximately 70% of the total number of RAL and ERC products generated by TRS with others during 2007. The business generated from these agreements is more likely than not to have a material positive impact on the Company’s net income and earnings per share beginning with the first quarter of 2008. The agreements require the Bank to make minimum fixed annual payments to Jackson Hewitt with an additional variable payment schedule based on growth in the program. The overall impact of these agreements to the Company’s earnings for 2008 and beyond will be dependent upon many factors such as consumer demand for tax related products, consumer demand for Jackson Hewitt services, losses on RALs, overall product mix, and overhead cost to the Company.

4.                       The Bank can terminate the agreements under specified circumstances.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Jackson Hewitt agreements in connection with filing such agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)
Date:	September 20, 2007	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer